Exhibit 10.9

AMENDMENT FIVE TO CREDIT AGREEMENT

This Amendment Five to Credit Agreement (“Amendment”) is dated as of         , 2004, among MATRIX SERVICE COMPANY, as Borrower, the Lenders and BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA), with its main office in Chicago, Illinois, as a Lender and as Agent for the Lenders.

RECITALS

M. Reference is made to the Credit Agreement dated as of March 7, 2003, among Borrower, Lenders and Agent, as amended by Amendment One to Credit Agreement dated as of May 22, 2003, Amendment Two to Credit Agreement dated as of August 27, 2003, Amendment Three to Credit Agreement dated as of December 19, 2003, and Amendment Four to Credit Agreement dated as of March 11, 2004 (as amended, the “Credit Agreement”) pursuant to which each of the Lenders established their respective Commitments in favor of the Borrower.

N. Borrower has requested the Lenders to delete the Borrowing Base requirement and to modify the Leverage Ratio; and the Lenders and Agent have agreed thereto, subject to the terms and conditions set forth below.

O. Terms used herein shall have the meanings ascribed to them in the Credit Agreement, unless otherwise defined herein.

AGREEMENT

26. Amendment to Credit Agreement.

1.11 Termination of Borrowing Base Requirement. The Borrowing Base requirement with respect to the Revolving Credit Commitment is hereby terminated; accordingly: (a) Section 2.1.1 is amended to evidence that “(i) Borrowing Base plus $15,000,000” is hereby deleted therefrom; that “(ii)” shall now read “(i)”; and that “(iii)” shall now read “(ii)”;

(b) Section 2.7.2 (iv) is hereby deleted; and

(c) Section 6.1 (xi) is hereby deleted.

1.12 Mandatory Prepayment. Section 2.7.2 (iii) is hereby amended to evidence a waiver of compliance therewith until the earlier of (a) one year from the date of this Amendment, or (b) the date upon which proceeds from the Jones LG, LLC and Stone & Webster accounts receivable have been received by Borrower, one hundred percent (100%) of which shall be paid to Agent until compliance with such section occurs. Additionally, Section 2.7.2 is amended to evidence that the Lenders shall have the right, but not the obligation, to waive the mandatory prepayment requirements from time to time, pursuant to a letter agreement approved by all Lenders party hereto.

1.13 Leverage Ratio. Section 6.27.2 is hereby amended to evidence that the phrase “2.50 to 1.0 through February 29, 2004; 2.25 to 1.0 through February 28, 2005; and thereafter 2.00 to 1.0” is hereby deleted and replaced with “2.50 to 1.0.”

27. Representations. Borrower represents to Agent and Lenders that: (i) their exists no Default or Unmatured Default; (ii) the representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof, except to the extent such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and (iii) it is in compliance with the financial covenants as set forth in Section 6.27.

28. Ratifications. Borrower shall deliver to Agent fully executed originals of the Ratification of Security Agreements and Ratification of Guaranty Agreement, in the forms set forth on Schedules “3-A” and “3-B”, respectively, attached hereto.

29. Fees. As inducement for the Lenders and Agent to execute this Amendment, Borrower shall pay $127,500 in good funds, upon the execution hereof, to Agent for the Pro Rata distribution to the Lenders.

30. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

31. Reimbursement. Borrower agrees to reimburse Agent for any costs, expenses, and fees (including reasonable attorney fees) incurred in connection with the preparation of this Amendment.

32. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Amendment as of the date first above written.

MATRIX SERVICE COMPANY

By:
Michael J. Hall, Vice President

Notice Address:	10701 East Ute Street
Tulsa, OK 74116
Attention:	Michael J. Hall,
Vice President
Telephone:	(918) 838-8822
FAX:	(918) 838-8810

BANK ONE, NA (as successor by merger to Bank One, Oklahoma, NA)
Individually and as Agent and LC Issuer

By:
David G. Page, First Vice President

Notice Address:	4th Floor OK2-6110
15 East Fifth Street Tulsa, OK 74103
Attention:	David G. Page,
First Vice President
Telephone:	(918) 586-5430
FAX:	(918) 586-5474